Arthur Andersen LLP








                    Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the use of our report on Pioneer Micro-Cap Fund dated January 8, 1999 (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 4 and Amendment No. 5 to Registration Statement File Nos. 333-18639 and 811-07985, respectively.



                                        /s/ Arthur Andersen LLP
                                        Arthur Andersen LLP

Boston, Massachusetts
January 15, 1999